Exhibit 99.1

Medovex Corp. Enters into Exclusive U.S. Partnership with Hill-Rom to Market Streamline IV Suspension System

ATLANTA, GA--(Marketwired – May 7, 2015) - Medovex Corp. (NASDAQ: MDVX), a developer of medical technology products, announced today that it has entered into an exclusive U.S. marketing agreement with Hill-Rom (NYSE: HRC), a leading provider of medical technologies and related services for the health care industry around the world. The agreement covers the exclusive marketing of Medovex’s Streamline IV Suspense System IV, or ISS™.

The announcement comes on the heels of the recent news that Medovex closed the acquisition of 100% of the stock of Streamline, Inc., a Minneapolis, Minnesota based medical technology company. Streamline shareholders approved the transaction at a meeting held March 25, 2015.

Medovex is combining Streamline's expertise in patient safety-oriented specialty medical equipment with its vision for acquiring and developing medical technology that solves significant challenges faced by health care providers. Streamline developed the IV Suspension System (ISS), a patient equipment management device that makes the transport of patients and their equipment within hospitals safe and efficient.

The ISS system enables caregivers to more easily move and manage IV units through its innovative design. Once securely attached to either the stretcher or bed frame, the system’s “legs” retract and are safely locked and off the ground to allow easy, hands-free transport of the equipment.  The ISS is compatible exclusively with Hill-Rom’s full range of beds and stretchers.

A demonstration of the Medovex, Streamline IV Suspension System may be viewed here: http://medovex.com/streamline/

Jarrett Gorlin, CEO of Medovex, stated, “We are excited to form this partnership with Hill-Rom. ISS is an ideal fit as part of mobility and safe patient handling protocols because it was designed as a solution to help mobilize patients as early and as efficiently as possible in the recovery process.”

About Medovex:

Medovex was formed to acquire and develop a diversified portfolio of potentially ground breaking medical technology products. Criteria for selection include those products with potential for significant improvement in the quality of patient care combined with cost effectiveness. Medovex's first pipeline product, the DenerveX™ device, is intended to provide long lasting relief from pain associated with facet joint syndrome at significantly less cost than currently available options. To learn more about Medovex Corp., visit www.medovex.com

Safe Harbor Statement:

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Medovex believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including the risks that the Streamline ISS product may not prove to be efficient, that the Company will not be able to form a satisfactory U.S. marketing relationship, and that the Company's product may not prove effective in increasing the safety of intra-hospital patient transport, as well as the risks identified in the Company's filings with the Securities and Exchange Commission (the "SEC"), including but not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

•	CONTACT INFORMATION

Medovex Corp.
Jason Assad
470-505-9905
Jassad@medovex.com